        Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
Media Contact:

Sara Banda
Corporate
Media@L3Harris.com 321-306-8927

L3Harris Appoints Sam Mehta President, Space & Mission Systems and Communications & Spectrum Dominance Segments

MELBOURNE, Fla., March 12, 2026 — L3Harris Technologies (NYSE: LHX) today announced an update to the leadership structure supporting its three reportable business segments, reinforcing the company’s continued focus on execution, operational performance, and customer mission.
Effective immediately, Sam Mehta has been appointed President overseeing both the Space & Mission Systems and Communications & Spectrum Dominance segments. The company expects to continue reporting financial results for each of its three segments separately, consistent with its previously announced structure. Mehta and Ken Bedingfield, who leads the Missile Solutions segment, will continue to report directly to Chairman and Chief Executive Officer Christopher Kubasik.
“Sam is a proven operator with a strong track record of delivering results,” Kubasik said. “I am confident he will drive further synergies across our business and operations. We remain focused on our highest priority – providing innovative technology at the speed and scale required to rebuild today’s industrial base and preserve peace through strength.”
Mehta brings 25 years of leadership experience across the aerospace and defense industry. He previously led L3Harris’ Communication Systems segment and, earlier this year, assumed responsibility for the Space & Mission Systems segment.
Jon Rambeau, formerly President of Communications & Spectrum Dominance, has departed the company to pursue external opportunities. “Jon has made important contributions to L3Harris, and we wish him well,” Kubasik added.
About L3Harris Technologies
L3Harris is the Trusted Disruptor in defense tech. With customers’ mission-critical needs always in mind, our employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains in the interest of national security. Visit L3Harris.com for more information.

Forward-Looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be identified by the use of the words such as “expect,” “will” or similar expressions. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements, including the risks set forth in the Company’s filings with the SEC. L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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